EXHIBT 10.2

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the "Agreement") is entered into by Joe E. Corvin (hereinafter referred to as "Corvin") and Oregon Steel Mills, Inc. and its subsidiaries (hereinafter referred to as "OSM").

                                    RECITALS

         A. Corvin has been employed by OSM and his duties as President and CEO and Director ended effective July 31, 2003, by mutual agreement.

         B. Corvin and OSM wish to enter into an agreement to clarify and resolve any disputes that may exist between them arising out of the employment relationship and any cessation of duties, and any continuing obligations of the parties to one another.

         C. OSM has advised Corvin of his right to consult an attorney prior to signing this Agreement and has provided him reasonable time to consider its offer and to seek legal assistance. The parties have consulted attorneys of their choice and each understands that he or it is waiving all potential claims against the other party, except as specifically reserved herein.

         D. This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully. Both parties expressly deny any wrongful or unlawful action.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the following recitals and the mutual promises contained below, it is agreed as follows:

1.       EMPLOYMENT:  ENDING DATE AND RESPONSIBILITIES

         Corvin's current employment as an officer and director of OSM ended effective July 31, 2003. On August 1, 2003, Corvin will be on a paid administrative leave through the earlier of April 6, 2006 or until Corvin becomes employed on a full-time basis with another employer (the "Paid Leave Period"). If this Agreement is rescinded in accordance with Section 6, Corvin's employment with OSM will terminate effective July 31, 2003.

         Subject to Section 4, the parties agree that Corvin's acceptance of or engaging in short-term consulting assignments with other entities shall not be deemed full-time employment with another employer for purposes of his entitlement to paid leave, provided that the duration of any such assignment or engagement for any single entity does not exceed in the aggregate ninety (90) days. Within ten days after accepting any part-time employment, consulting engagement, engagement as an independent

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contractor, partnership or other association, Corvin will advise OSM of the identity of the new employer, client, partner or other person with whom Corvin is associated.

         Effective July 31, 2003, Corvin resigns as an officer and director of OSM (and each of its subsidiaries) and from all other positions, titles, duties, authorities and responsibilities with OSM and its affiliates. Corvin agrees to execute all documents that are reasonably necessary to implement such resignations.

2.       PAID LEAVE AND BENEFITS

         Starting August 1, 2003 and through the Paid Leave Period,

         (a) OSM will pay Corvin an annual total amount of $550,000.00 in equal semi-monthly payments, less required and authorized withholding, in accordance with the normal payroll practices of OSM.

         (b) OSM will provide Corvin with outplacement services for up to six
(6) months should he desire the service.

         (c) Corvin will be considered an employee eligible to participate in OSM's health and welfare (medical, dental and life insurance) benefits programs, as in effect from time to time during the Paid Leave Period, subject to eligibility under the applicable plan, payroll deductions of any applicable employee cost sharing, and other requirements. If, OSM reasonably determines that Corvin cannot participate in OSM's welfare benefit plans, then, in lieu of providing benefits under such plans OSM will provide comparable benefits or the cash equivalent of the cost of obtaining comparable benefits to Corvin. Any dispute about the cost or comparability shall be resolved in accordance with
Section 13.

         (d) Corvin will not be eligible to participate or receive any benefits (including pro rata amounts) in any bonus, AIP, stock option, or other type of bonus programs of OSM, including without limitation, for 2003 and going forward.

         (e) No accrued vacation will be paid out and no additional vacation or sick leave time will accrue.

         (f) All options currently held by Corvin will continue to vest and be exercisable as if Corvin is an employee in accordance with the applicable plan.

         (g) Corvin's benefits under OSM's retirement plans and supplemental retirement plans shall be calculated deeming the Paid Leave Period to constitute credited service and treating the benefits payable under Section 2(a) as "Covered Compensation," for all purposes under such retirement plans.

         (h) Corvin will not participate as an employee in any future ESOP contributions.

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         (i) Corvin will not be eligible to defer wages, take out loans or receive OSM matching contributions under the Thrift Plan.

         (j) At the end of the Paid Leave Period, Corvin will be eligible to participate in the retiree medical benefits at the level presently in effect, or at the level in effect at the end of Paid Leave Period, whichever is greater. At this time, the retiree medical benefits include a monthly payment of $55.00 to each of Corvin and his spouse upon reaching the age of 65 to assist with the cost of Medicare supplement coverage.

         (k) At the conclusion of the Paid Leave Period, Corvin may exercise his rights to continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for the statutory period.

         (l) The Indemnification Agreement dated January 18, 2002 between Corvin and OSM will continue. Nothing herein shall affect any right Corvin may have to indemnification for acts as an officer of OSM available to him under Delaware law, OSM's Bylaws, and/or liability coverage for directors and officers to the extent that coverage was in place at the time this Agreement is signed. To the extent permitted by law, Corvin shall be entitled to the fullest extent of such indemnity for all acts done at the request of and on behalf of OSM during the Paid Leave Period.

         OSM acknowledges that Corvin was authorized to sign the January 18, 2002 Indemnification Agreement on behalf of OSM as well as on his own behalf, and agrees that nothing in that Agreement requires Corvin to hold the status of employee, officer or agent to obtain the benefit of any indemnification during the term of the Paid Leave Period.

         (m) OSM shall pay Corvin's reasonable actual attorney's fees incurred for the review and/or negotiation of this Agreement; this amount shall be considered an expense to OSM.

         (n) OSM shall pay all premiums to maintain life insurance coverage in the face amount of $250,000.00 presently in effect through the end of the Paid Leave Period.

         These benefits supersede and replace any and all benefits to which Corvin might otherwise be or become entitled under OSM's compensation and employee benefit plans (including severance plans, change in control and other arrangements), other than rights vested as of July 31, 2003. Specifically, the change in control letter dated July 31, 2000 between Corvin and OSM is terminated. All payments and benefits payable under this Agreement will be paid subject to all required tax withholdings. Except for vested benefits and retiree medical benefits to Corvin's spouse, these benefits will stop upon the death of Corvin.

3.       VALID CONSIDERATION

         Corvin and OSM agree that the payments to Corvin described in the preceding section include payments that are not required by OSM policies or procedures or by any

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other contractual obligation of OSM, and are offered by OSM solely as consideration for this Agreement. Corvin acknowledges that these payments represent a substantial benefit to him.

4.       CONFIDENTIALITY; NONCOMPETITION

         (a) Corvin acknowledges that during the course of his relationship with OSM he has learned or developed Proprietary Information (as defined below). Corvin further acknowledges that unauthorized disclosure or use of such Proprietary Information will cause OSM and its affiliates irreparable harm. Except as otherwise provided in this Agreement, Corvin agrees that he will not, directly or indirectly, disclose, disseminate, publicize, communicate or cause or permit to be disclosed, disseminated, publicized or communicated or used on his behalf or another's behalf any Proprietary Information. If Corvin has any questions about whether particular information is Proprietary Information he shall consult with OSM's President.

         (b) "Proprietary Information" means trade secrets (such as customer information, technical and non-technical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, etc.) and other confidential and proprietary information concerning the products, processes, or services of OSM and its affiliates, including, but not limited to: unpatented or unpatentable inventions, discoveries or improvements; computer programs; marketing, manufacturing, or organizational plans; research and development results and plans; business and strategic plans; sales forecasts and plans; personnel information, including the identity of other employees of OSM and its affiliates, their responsibilities, competence, abilities, and compensation; pricing, cost and financial information; current and prospective customer lists and information on customers or their employees; information concerning purchases of major equipment or property; and information about potential transactions or activities which information (i) has not been made known generally to the public and is useful or of value to the current or anticipated business, or research or development activities of OSM or any customer or supplier of OSM, or (ii) has been identified to Corvin as confidential by OSM, either orally or in writing.

         (c) Until the end of the Paid Leave Period, Corvin will not, without the prior written consent of OSM which consent may be withheld at OSM's discretion, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, consult with, be employed by, associated with or in any manner connected with, lend Corvin's name or any similar name to, lend Corvin's credit to, or render services or advice or other aid to, or guarantee any obligation of, in each case, with any person or entity engaged in or planning to become engaged in the business of manufacturing, selling or distributing steel products or any other business whose products or activities compete in whole or in part with the business engaged in by OSM or its affiliates prior to the date of this Agreement or hereafter, anywhere in the United States or Canada. However, Corvin may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities

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exchanges or have been registered under Section 12(g) of the Securities Exchange
Act of 1934. In the event of a breach by Corvin of this covenant, the term of such covenant will be extended by the period of the duration of such breach. The parties agree that this covenant is reasonable with respect to duration, geographical area and scope.

         (d) Corvin and OSM acknowledge and agree that damages for breach of the covenants contained in this Section 4 would be difficult to determine and therefore these provisions may be enforced by temporary or permanent injunction to prevent violation in addition to any other remedies available at law or in equity. However, if any court of competent jurisdiction determines that any provision within this Section is unreasonable in any respect, the parties intend that this Section should be enforced to the fullest extent allowed by such court.

         (e) For the period during which this Agreement has not been publicly disclosed by OSM in required government filings, OSM and Corvin agree to keep in confidence all information concerning this Agreement, except (i) to the extent disclosure is or may be required by statute, by a court of law, by any governmental agency having supervisory authority over the business of OSM or by an administrative or legislative body (including a committee) with apparent jurisdiction to order either of them to divulge, disclose or make accessible such information, (ii) to the extent disclosure to legal counsel, financial advisors, and auditors is reasonably necessary; and (iii) to members of Corvin's immediate family and to those persons within OSM, who, as reasonably determined by OSM, must know about it in carrying out their duties.

5.       GENERAL RELEASE OF CLAIMS

         (a) In exchange for this Agreement, Corvin (on behalf of himself and anyone claiming through or on behalf of him) expressly waives any legal rights and releases, acquits and forever discharges OSM (including its past, present and future officers, directors, stockholders, managers, agents and representatives) from any and all liability, demands, claims, lawsuits, actions, charges, damages, judgments, levies or executions, whether known or unknown, liquidated, fixed, contingent, direct or indirect, which have been, could have been or could be raised against any of them in any way connected with Corvin's service or employment and/or the change of status, separation or termination of his employment with OSM to the maximum extent permitted by law; PROVIDED THAT, this waiver and release does not waive or release claims for Corvin's vested retirement benefits or other vested benefits. It is understood that this release includes, but is not limited to, any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any torts, any theory of wrongful discharge, any legal restriction on OSM's right to terminate or change employment, or any federal, state or other governmental statute or ordinance, including without limitation, Title VII of the Civil Rights Act of 1964, the Post Civil War Rights Act (42 U.S.C. Sections 1981-88), the Age Discrimination in Employment Act of 1967 (29 U.S.C. Sections 621 et seq), the Rehabilitation Act of 1973, the Equal Pay Act of 1963, Executive Order 11246, Federal Fair Labor Standards Act, The Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Family

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and Medical Leave Act, workers compensation discrimination, whistleblower laws, or any other legal limitation on the employment relationship. Notwithstanding anything herein, Corvin shall retain all rights to enforce this Agreement according to its terms.

         Corvin represents that he has not filed any complaints, charges or lawsuits against OSM with any governmental agency or any court, and agrees that he will not initiate or encourage any such actions.

         (b) In exchange for this Agreement, OSM waives any legal rights and releases, acquits and forever discharges Corvin from any and all liability, demands, claims, lawsuits, actions, charges, damages, judgments, levies, or executions, whether known or unknown, liquidated, fixed, contingent, direct or indirect, which have been, could have been or could be raised against Corvin in any way connected with Corvin's service or employment and/or the change of status, separation or termination of his employment with OSM to the maximum extent permitted by law. This release shall not apply to any obligation of Corvin pursuant to this Agreement, any rights that OSM or any affiliate has as a result of any act or failure to act for which both Corvin and OSM or such affiliate are jointly responsible; or any obligations of Corvin to OSM and its affiliates relating to extensions of credit provided by OSM and its affiliates to Corvin.

         OSM represents that it has not filed any complaints, charges, lawsuits, or claims against Corvin with any governmental agency or any court and agrees that it will not initiate or encourage any such actions.

         (c) Corvin and OSM retain all rights to enforce this Agreement in accordance with its terms.

6.       REVOCATION PERIOD

         By signing this Agreement, Corvin represents that he has had the option of twenty one (21) days to consider this Agreement and that he has voluntarily chosen to sign the Agreement prior to the conclusion of the 21-day period. Further, Corvin understands he may rescind this Agreement within seven (7) days of executing this Agreement by notifying OSM of his desire to rescind his consent to the terms of the Agreement.

7.       MUTUAL NONDISPARAGEMENT

         (a) Corvin agrees that, unless required by law, he will not make disparaging or derogatory statements about OSM, its officers, directors, stockholders, managers, employees and/or agents or engage in conduct detrimental to OSM's business or reputation.

         (b) OSM agrees that, unless required by law, it will not make disparaging or derogatory statements about Corvin or his employment with OSM or engage in conduct detrimental to his reputation.

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         (c) Corvin and OSM acknowledge and agree that each shall be entitled to enforce specifically the covenants in this Section 7 by seeking an injunction to prevent violation in addition to any other remedies available at law or in equity.

8.       SEVERABILITY

         Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. The parties further agree to replace any prohibited, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such prohibited, invalid or unenforceable provision. If any covenants set forth in Section 4(c) of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Corvin.

9.       GOVERNING LAW

         This Agreement will be interpreted, construed, and enforced in accordance with the laws of the State of Oregon.

10.      ASSIGNABILITY

         No rights or obligations of Corvin under this Agreement may be assigned or transferred by Corvin and will not inure to the benefit of his heirs. This Agreement will inure to the benefit of, and be binding upon, any corporate or other successor or assignee of OSM which acquires, directly or indirectly, by merger, consolidation or purchase, or otherwise, all or substantially all of the business or assets of OSM. OSM agrees to require any such successor, by an agreement in form and substance reasonably satisfactory to Corvin, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as OSM would be required to perform if no such succession had taken place.

11.      COMPLETE AGREEMENT

         Except as noted in this Agreement and except for the terms and provisions of any other employee benefit or other compensation plan (or any agreement or awards thereunder) referred to in this Agreement, this Agreement constitutes the entire agreement and understanding between the parties concerning the subject matter specifically addressed in this Agreement. The terms of this Agreement are contractual and not merely recital. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by both parties. A failure of any

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party to insist on strict performance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

12.      FUTURE COOPERATION

         At the request of OSM, Corvin will cooperate with and assist OSM and its affiliates and provide information to OSM as to matters in which Corvin was involved, including any information needed in connection with any claim, litigation or regulatory investigation, by or against OSM, and will testify as a witness in connection with such matters if requested by OSM to do so. OSM shall use its best efforts to ensure that any such requests do not interfere with any part-time employment or consulting in which Corvin is engaged or other personal activities and shall, to the fullest extent possible, limit its request to activities that can be carried out in Portland, Oregon. Reasonable and necessary expenses incurred by Corvin in connection with such cooperation will be reimbursed by OSM to the extent agreed upon in advance.

13.      DISPUTE RESOLUTION

         (a) Except for equitable relief that may be sought under Sections 4 and 7 of this Agreement, any dispute between the parties concerning the interpretation, application, or claimed breach of this Agreement will be submitted to binding, confidential arbitration in Portland, Oregon. Such arbitration shall be conducted pursuant to the rules of the Arbitration Service of Portland, or such other service or arbitrator mutually agreed upon by the parties. Prior to submitting the matter to arbitration, the parties shall first attempt to resolve the dispute by the claimant notifying the other party in writing of the claim, by giving the other party the opportunity to respond in writing within ten (10) days of delivery of the claim, and providing a reasonable opportunity to meet and confer. If the matter is not resolved in this manner, the dispute may then proceed to arbitration at the request of either party. The parties shall bear equally the arbitrator's fees and expenses, as well as the administrative costs, if any, assessed by the arbitration service or association. The prevailing party in any such proceedings shall be entitled to recover costs, expenses, and attorney's fees incurred as a result of such arbitration or as awarded by the arbitrator. Reasonable discovery in accordance with the Oregon Rules of Civil Procedures shall be permitted, but either party may petition the arbitrator to limit the scope of such discovery, in which event the arbitrator will determine the extent of discovery allowable in connection with the dispute in question. The parties shall use their reasonable best efforts to ensure that all disputes are resolved in a timely fashion through arbitration including without limitation that any arbitration hearing or proceeding be scheduled within one hundred and eighty (180) days of the making of a claim, unless a more expeditious time limitation is contemplated by this Agreement. The award of the arbitrator will be final and binding, and judgment upon an award may be entered in any court of competent jurisdiction. The arbitrator will have authority to award any remedy that a court in the State of Oregon could order or grant, including but not limited to injunctive relief and other equitable relief and the imposition of sanctions for abuse or frustration of the arbitration process, except that the arbitrator will not have authority to award punitive damages or any other amount for the purpose of imposing a penalty. The parties will

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keep all information relating to the arbitration and the disposition of each claim confidential to the fullest extent permitted by applicable law.


         (b) If Corvin materially breaches either Section 4 or 7, Corvin will immediately cease to have any rights to: (i) any payments under Section 2(a) or
(b); (ii) the benefits to be provided or paid to Corvin, as the case may be, under Section 2(c) (except with respect to COBRA continuation coverage); (iii) the options not vested under Section 2(f) shall immediately terminate and be canceled; and (iv) the benefits to be provided or paid to Corvin, as the case may be, under Sections 2(g), 2(j) and 2(n). However, at least ten (10) days prior to any such cessation, there shall be delivered to Corvin a written notice from OSM of its intent to cease payment or provision of such benefits accompanied by a written statement setting forth in reasonable detail the grounds for such cessation, together with a notice of arbitration. The arbitrator will hold a hearing, at which the parties may present evidence and argument, within thirty (30) days of his or her appointment, and will issue an award within fifteen (15) days of the close of the hearing. If the arbitrator concludes there was no material breach, OSM shall forthwith discharge all payment arrears together with interest accrued from the date the payment was ceased, payable at the legal rate and reinstate the other benefits.

14.      KNOWING AND VOLUNTARY AGREEMENT

         Corvin represents and agrees that he has read this Agreement and that it is written in a manner calculated to be understood by him, understands its terms and the fact that it releases any claim he might have not expressly reserved against OSM and its agents, understands that he has the right to consult counsel of choice and has either done so or knowingly waived the right to do so, and enters into this Agreement without duress or coercion from any source.

15.      COUNTERPART

         This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

16.      CONSTRUCTION

         The parties acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties and not in favor or against either party.

17.      NOTICES

                  All notices, requests, demands or other communications under this Agreement must be (a) in writing; (b) delivered to the parties at the addresses set forth

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below, or any other address that a party may designate by notice to the other party; and (c) are considered delivered: (1) upon actual receipt if delivered personally or by an overnight delivery service; and (2) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.


             To OSM:                                        To Corvin:

             Oregon Steel Mills, Inc.                       Joe E. Corvin
             1000 SW Broadway, Suite 2200                   33421 Watson Road
             Portland OR 97205                              Scappoose, OR 97056

             Attn:  President



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below:

Oregon Steel Mills, Inc.

/s/ William Swindells                       /s/ Joe E. Corvin
---------------------------                 -------------------
Name: William Swindells                     Joe E. Corvin
      ---------------------
Title Chairman
      ---------------------

Dated:    September 10, 2003                Dated: September 16, 2003
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